                                                                  EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              RADYNE CORPORATION

                                 (as amended)

               Under Section 807 of the Business Corporation Law


          Pursuant to the provisions of Section 807 of the Business Corporation Law, the undersigned, being the President and the Secretary of the corporation, hereby certify as follows:

          FIRST:    The name of the corporation is: Radyne Corp.

          SECOND:   The date when the certificate of incorporation was
filed by the Department of State is the 25th day of November, 1980.

          THIRD:    The certificate of incorporation is amended to effect
the following amendments:

          1. Paragraph SECOND of the certificate of incorporation, relating to the purpose for which the corporation is formed, is hereby amended to read as follows:

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          "SECOND: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained."

          2. Paragraph FIFTH of the certificate of incorporation, relating to the elimination of shareholder's preemptive rights, is hereby added, reading as follows:

          "FIFTH: No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized and whether issued, sold or offered for sale by the Corporation for cash or other consideration or by way of dividend, split of shares or otherwise."

          3. Paragraph SIXTH of the certificate of incorporation, regarding the designation of the Secretary of State as agent upon whom any process against the corporation may be served, is hereby amended to read as follows:

          "SIXTH: The Secretary of State is designated as agent of the Corporation upon which process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o John B. Wade, III, Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, 153 East 53rd Street, 56th Floor, New York, New York 10022."

          4. The number of issued shares of the corporation's common stock, par value $.002 per share, is hereby amended from 18,798,605 to 3,759,721 on a 5 for 1

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basis. The authorized and unissued shares of the corporation's common stock, par value $.002 per share, is hereby amended from 1,201,395 to 16,240,279, an increase of 15,038,884.

          The text of the certificate of incorporation, as amended heretofore, is hereby restated as further amended to read as herein set forth in full:

          "FIRST: The name of the Corporation is: Radyne Corp.

          SECOND: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

          THIRD: The office of the Corporation in the State of New York shall be located in the County of Suffolk.

          FOURTH: The Corporation shall be authorized to issue twenty million (20,000,000) shares of common stock, par value $.002 per share.

          FIFTH: No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any shares of the Corporation of any class, or any securities convertible into, exchangeable for, or carrying a right or option to purchase its shares of any class, whether now or hereafter authorized and whether issued, sold or offered for sale by the Corporation for cash or other consideration or by way of dividend, split of shares or otherwise.

          SIXTH: The Secretary of State is designated as agent of the Corporation upon which process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o John B. Wade, III, Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, 153 East 53rd Street, 56th Floor, New York, New York 10022.

          SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that, except as hereinafter provided, this Article SEVENTH shall neither eliminate nor limit liability: (a) if a judgment or final

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     adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated Section 719 of the New York Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article SEVENTH. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of directors, then pursuant hereto the liability of a director of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article SEVENTH immediately prior to such repeal or modification.

          EIGHTH:  The Corporation may, to the fullest extent permitted by
     Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section of the Business Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person."

          FOURTH:   This restatement of the certificate of incorporation
was authorized by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, at a meeting of shareholders subsequent to the affirmative vote of the board of directors of the corporation.

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          IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 8th day of January, 1997.

                                   RADYNE CORP.


                                   /s/ Robert C. Fitting
                                   -----------------------------
                                   Robert C. Fitting, President


                                   /s/ Garry Kline
                                   -----------------------------
                                   Garry Kline, Secretary

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                             CERTIFICATE OF CHANGE

                                      OF

                                 RADYNE CORP.

              Under Section 805-A of the Business Corporation Law

          The undersigned hereby execute this Certificate of Change of Radyne Corp. pursuant to Section 805-A of the Business Corporation Law of the State of New York, and hereby certify as follows:

          1.   The name of the corporation is Radyne Corp. (the
"Corporation").

          2. The Restated Certificate of Incorporation of the Corporation was filed with the State of New York Department of State on January 13, 1997.

          3. The Restated Certificate of Incorporation is changed to provide for the change of post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him. To effect the foregoing change, the second sentence of Paragraph "SIXTH" of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

               "The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is c/o John B. Wade, III, Dorsey & Whitney LLP, 250 Park Avenue, New York, New York 10177."

          4. The foregoing Certificate of Change was authorized by the unanimous written consent of the board of directors of the Corporation.

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          IN WITNESS WHEREOF, we have executed this certificate on October
31, 1997 and do hereby affirm the statement contained herein as true under penalties of perjury.

                              /s/ Robert C. Fitting
                                  --------------------------------
                                  Robert C. Fitting, President

                              /s/ Garry Kline
                                  --------------------------------
                                  Garry Kline, Secretary

                           CERTIFICATE  OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                                 RADYNE CORP.

               Under Section 805 of the Business Corporation Law


          Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, being the President and the Secretary of the corporation, hereby certify as follows:

          FIRST:  The name of the corporation is:  Radyne Corp.

          SECOND: The date when the certificate of incorporation was filed by the Department of State is the 25th day of November, 1980.

          THIRD: The certificate of incorporation is amended to effect the following amendments:

          1. As permitted by Sections 903, 909 and 913 of the Business Corporation Law, Paragraph NINTH, prescribing a majority of the votes of all outstanding shares entitled to vote thereon as the required vote for adoption or approval of a plan of merger or consolidation, a sale lease, exchange or other disposition of all or substantially all of the assets of the corporation or a plan for binding share exchanges, is added to the certificate of incorporation to read as follows:

          "NINTH: By an affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, (i) a plan of merger or consolidation in which the corporation would be a constituent corporation may be adopted by the shareholders of the corporation as provided in Section 903 of the Business Corporation Law, (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation may be approved by the shareholders of the corporation, and the shareholders of the corporation may fix, or may authorize the board of directors of the corporation to fix, any of the terms and conditions of such sale, lease, exchange or other disposition and the consideration to be received by the corporation therefor, as provided in Section 909 of the Business Corporation Law, or (iii) a plan of exchange in which the corporation would be the subject corporation, within the meaning of Section 913 of the Business Corporation Law, may be adopted by the shareholders of the corporation as provided in paragraph (c) of Section 913 of the Business Corporation Law."

          2. As permitted by Section 615 of the Business Corporation Law, Paragraph TENTH, permitting the shareholders of the corporation under certain circumstances to take action on the written consent of the holders of less than all of the outstanding shares, is added to the certificate of incorporation to read as follows:

          "TENTH: Whenever the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that no such written consent shall be effective unless written consents signed by a sufficient number of holders to take action are delivered to the corporation within the time, and in the manner, required by paragraph (b) of Section 615 of the Business Corporation Law."

          FOURTH: This certificate of amendment of the certificate of incorporation was authorized by an affirmative vote of the holders of a majority of

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all outstanding shares entitled to vote thereon, at a meeting of shareholders subsequent to the affirmative vote of the board of directors of the corporation.

          IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 5th day of May, 1998.

                                 RADYNE CORP.

                                   /s/ ROBERT C. FITTING
                                 -------------------------------
                                 Robert C. Fitting, President


                                   /s/ GARRY D. KLINE
                                 -------------------------------
                                 Garry D. Kline, Secretary